Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-174519, 333-130395, 333-69588, 333-50934, and 333-216739) and in the Registration Statement on Form S-3 (No. 333-216737) of NN, Inc. of our report dated April 2, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
April 2, 2018